UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2010
NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Delaware	1-2960	72-1123385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2700 Research Forest Drive, Suite 100
The Woodlands, TX 77381
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (281) 362-6800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On September 28, 2010, Newpark Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell $172,500,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2017 (the “Notes”) in a firm commitment underwritten offering (the “Offering”) pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”), as amended and supplemented by a prospectus supplement dated September 29, 2010 relating to the Notes, filed with the Securities and Exchange Commission (“Commission”) on September 29, 2010. The Offering was consummated on October 4, 2010. Net proceeds to the Company of approximately $166.8 million, after deducting the Underwriters’ discounts and commissions and estimated offering expenses, were used to repay approximately $104 million of indebtedness outstanding under the Company’s revolving and term loan credit facility with the remainder used for general corporate purposes.
     The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
     Indenture and First Supplemental Indenture
     The Notes are governed by a base indenture (the “Base Indenture”), dated as of October 4, 2010, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), dated as of October 4, 2010, by and between the Company and the Trustee. The Notes bear interest at a rate of 4.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning April 1, 2011. The Notes mature on October 1, 2017, unless earlier repurchased or converted. The Company may not redeem the Notes prior to maturity and no “sinking fund” is provided for the Notes.
     Holders may convert their Notes at their option prior to the close of business on the business day immediately preceding October 1, 2017, in multiples of $1,000 principal amount. The conversion rate is initially 90.8893 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $11.00 per share), subject to adjustment in certain circumstances. Upon conversion, for each $1,000 principal amount of converted Notes, a number of shares of Common Stock equal to the conversion rate (together with a cash payment in lieu of any fractional share) will be delivered to the holder on the third business day following the relevant conversion date.
     In addition, following certain corporate events that occur prior to maturity, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.
     If the Company undergoes a fundamental change, subject to certain conditions, holders may require the Company to repurchase for cash all or part of the Notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.
     The Notes are senior, unsecured obligations of the Company and rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries.
     The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture and the Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 4, 2010, the Company issued $172,500,000 aggregate principal amount of the Notes. The Company offered and sold the Notes in a firm commitment underwritten public offering pursuant to the Underwriting Agreement. The information set forth in Item 1.01 of this Current Report regarding the terms and conditions of the Indenture and the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated September 28, 2010, by and between Newpark Resources, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

Exhibit 4.1	Indenture, dated October 4, 2010, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated October 4, 2010, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Form of 4.00% Convertible Senior Note due 2017 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Andrews Kurth LLP, regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWPARK RESOURCES, INC.
Date: October 4, 2010	/s/ James E. Braun
James E. Braun
Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 1.1	Underwriting Agreement, dated September 28, 2010, by and between Newpark Resources, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

Exhibit 4.1	Indenture, dated October 4, 2010, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	First Supplemental Indenture, dated October 4, 2010, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.3	Form of 4.00% Convertible Senior Note due 2017 (included in Exhibit 4.2).

Exhibit 5.1	Opinion of Andrews Kurth LLP, regarding the validity of the Notes.

Exhibit 23.1	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1).